Exhibit 4.4


                                    EXHIBIT A

      FIXED/FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                               [FACE OF SECURITY]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER
APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO CASTLEPOINT BERMUDA HOLDINGS, LTD. (THE "COMPANY"), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF

1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF
SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

        THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000.00 AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

        THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

        THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

        IN  CONNECTION  WITH  ANY  TRANSFER,  THE  HOLDER  WILL  DELIVER  TO THE
REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

      Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture

                                       of

                       CastlePoint Bermuda Holdings, Ltd.

                               September 27, 2007

        CastlePoint Bermuda Holdings, Ltd., a company limited by shares duly organized and existing under the laws of Bermuda (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Wilmington Trust Company, not in its individual capacity but solely as Institutional Trustee for CastlePoint Bermuda Holdings Statutory Trust I (the "Holder") or registered assigns, the principal sum of Thirty Million Nine Hundred Twenty Eight Thousand dollars ($30,928,000) on December 15, 2037, and to pay interest on said principal sum from September 27, 2007, or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year or if such day is not a Business Day, then the next succeeding Business Day (each such date, an "Interest Payment Date") commencing on the Interest Payment Date in December 2007, at an annual rate equal to 8.39% beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 and at an annual rate for each successive Distribution Period beginning on (and including) the Interest Payment Date in December 2012, and each succeeding Interest Payment Date, and ending on (but excluding) the next succeeding Interest Payment Date (each a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.50% (the "Coupon Rate"); applied to the principal amount hereof, until the principal hereof is paid or duly provided for or made available for payment, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period, compounded quarterly, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable (i) for any Distribution Period commencing on or after the date of original issuance but before the Interest Payment Date in December 2012 will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that no additional interest shall accrue on non-Business Days for the given Distribution Period, and (ii) for the Distribution Period commencing on or after the Interest Payment Date in December 2012 and each succeeding Distribution Period will be computed on the basis of the actual number of days in the Distribution Period concerned divided by 360. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be fifteen days prior to the day on which the relevant Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date.

        Capitalized terms used and not defined in this Debenture shall have the meanings assigned in the Indenture dated as of the date of original issuance of this Debenture between the Trustee and the Company.

        "3-Month LIBOR" as used herein, means the London interbank offered interest rate for three-month U.S. dollar deposits determined by the Trustee in the following order of priority: (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date ("Reuters Screen LIBOR01 Page" means the display designated as the "Reuters Screen LIBOR01 Page" or such other page as may replace the Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits); (ii) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period. If the rate for U.S. dollar deposits having a three-month maturity that initially appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date. As used herein, "Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period.

        "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 the rate per annum of 8.39% and for each Distribution Period thereafter, the Coupon Rate.

        The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

        All percentages resulting from any calculations on the Debentures will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

        The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made by check mailed to the registered holder at such address as shall appear in the Debenture Register if a request for a wire transfer by such holder has not been received by the Company or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Trustee.

        So long as (i) no Event of Default has  occurred and is  continuing  and
(ii) a parent guarantee agreement between CastlePoint Holdings, Ltd., a Bermuda exempted company and the parent of the Company, and Wilmington Trust Company, as Guarantee Trustee, is in full force and effect, in the form attached to the Indenture (the "Parent Guarantee"), the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures at any time and from time to time during the term of the Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest (including
Additional Interest) shall be due and payable (except any Additional Sums that may be due and payable); provided, however, that the Company shall not have the right to defer payments of interest on the Debentures at any time if the Parent Guarantee is not in full force and effect by November 15, 2007 or if the Parent Guarantee Opinion, as defined in Section 3.1 of the Placement Agreement, is not delivered to the Placement Agents as contemplated therein. No Extension Period may end on a date other than an Interest Payment Date. During an Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Interest Rate in effect for such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate of the Company controlled by the Company to engage in any of the activities or transactions described on the reverse side hereof and in the Indenture. Prior to the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during an Extension Period shall bear Additional Interest to the extent permitted by applicable law. The Company must give the Trustee notice of its election to begin or extend an Extension Period at least 5 Business Days prior to the regular record date (as such term is used in Section 2.8 of the Indenture) immediately preceding the Interest Payment Date with respect to which interest on the Debentures would have been payable except for the election to begin or extend an Extension Period. The Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Debentures.

        The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

        This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has duly executed this certificate.

                                            CASTLEPOINT BERMUDA HOLDINGS, LTD.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                            WILMINGTON TRUST COMPANY, as Trustee

                                            By:
                                               ---------------------------------
                                               Authorized Officer

                             [REVERSE OF DEBENTURE]

        This Debenture is one of the fixed/floating rate junior subordinated deferrable interest debentures of the Company, all issued or to be issued under and pursuant to the Indenture dated as of September 27, 2007 (the "Indenture"), duly executed and delivered between the Company and the Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

        Upon the occurrence and continuation of a Special Event prior to the Interest Payment Date in December 2012, the Company shall have the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Special Event, at the Special Redemption Price.

        In addition, the Company shall have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any Interest Payment Date on or after the Interest Payment Date in December 2012, at the Optional Redemption Price.

        Prior to 10:00 a.m. New York City time on the Optional Redemption Date or Special Redemption Date, as applicable, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Optional Redemption Date or the Special Redemption Date, as applicable, all the Debentures so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

        If all, or less than all, the Debentures are to be redeemed, the Company will give the Trustee notice not less than 45 nor more than 60 days prior to the Optional Redemption Date or Special Redemption Date, as applicable, as to the aggregate principal amount of Debentures to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof (in integral multiples of $1,000.00) to be redeemed.

        Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the receipt of any and all required regulatory approvals.

        In case an Event of Default shall have occurred and be continuing, upon demand of the Trustee, the principal of all of the Debentures shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) change the fixed maturity of any Debenture, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture.

        The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding on behalf of the holders of all of the Debentures to waive (or modify any previously granted waiver of) any past default or Event of Default, and its consequences, except an Event of Default (a) specified in Sections 5.1(a) and
(b), (b) in respect of covenants or provisions hereof or of the Indenture which cannot be modified or amended without the consent of the holder of each Debenture affected, or (c) in respect of the covenants contained in Section 3.9 of the Indenture; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of the Trust Securities shall have consented to such waiver or modification to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of the Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by the Indenture, said default or Event of Default shall for all purposes of the Debentures and the Indenture be deemed to have been cured and to be not continuing.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Additional Interest, on this Debenture at the time and place and at the rate and in the money herein prescribed.

        The Company has agreed that if Debentures are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debentures continue to be held by such Trust) and (i) there shall have occurred and be continuing an Event of Default, (ii) the dollar amount of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in any calendar year fails to exceed 51% of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in the previous calendar year; (iii) the Company sells more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions;
(iv) any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) of the Company which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Company Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M Best Company, Inc.; (v) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (vi) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such Extension Period, or any extension thereof, shall be continuing, then the Company shall not, and shall not permit any Affiliate of the Company controlled by the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliates' Capital Stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) (the "Restricted Payments") or make any payments with respect to the Restricted Payments, (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate of the Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures or (z) enter into, amend or modify any contract with a shareholder holding more than 10% of the outstanding shares of common stock of the Company, unless such contract contains terms that are substantially at least as favorable to the Company or any Affiliate of the Company controlled by the Company or CastlePoint Holdings, Ltd. as would be an unrelated third party transaction (other than, with respect to clauses (x) and (y) above, (1) repurchases, redemptions or other acquisitions of shares of Capital Stock of the Company or any Subsidiary of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of Capital Stock of the Company or of such Subsidiary (or securities convertible into or exercisable for such Capital Stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (2) as a result of any exchange, reclassification, or conversion of any class or series of the Company's Capital Stock (or any Capital Stock of a Subsidiary of the Company) for any class or series of the Company's Capital Stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's Capital Stock) or of any class or series of the Company's indebtedness for any class or series of the Company's Capital Stock (or in the case of indebtedness of a Subsidiary of the Company, of any class or series of such Subsidiary's indebtedness or any class or series of such Subsidiary's Capital Stock), (3) the purchase of fractional interests in shares of the Company's Capital Stock (or the Capital Stock of a Subsidiary of the Company) pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (6) payments under the Capital Securities Guarantee).

        The Debentures are issuable only in registered, certificated form without coupons and in minimum denominations of $100,000.00 and any multiple of $1,000.00 in excess thereof. As provided in the Indenture and subject to the transfer restrictions and limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Debenture Register of the Company. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in
Section 3.2 of the Indenture, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating

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


Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debenture for a like aggregate principal amount. All Debentures presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Company and the Trustee or the Authenticating Agent duly executed by the holder or his attorney duly authorized in writing. No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

        Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

        The Debentures are in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(i) for U.S. federal income and withholding tax purposes.

        No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any such Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures.

PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.


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